Exhibit 10.21

THE CONTAINER STORE GROUP, INC.
2013 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

The Container Store Group, Inc., a Delaware corporation, (the “Company”), pursuant to its 2013 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of Common Stock (“Stock”) set forth below (the “Option”).  The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:	shares

Expiration Date:

Vesting Schedule:

Type of Option:	Non-Qualified Stock Option

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice.  Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

THE CONTAINER STORE GROUP, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

EXHIBIT A

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of shares of Stock set forth in the Grant Notice.

ARTICLE 1.

GENERAL

1.1                               Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2                               Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and in the Grant Notice and the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF OPTION

2.1                               Grant of Option.  In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 14.2 of the Plan. In connection with the grant of the Option, Participant shall cause his or her spouse, civil union partner or registered domestic partner (each, a “Partner”), if any, to execute the consent attached hereto as Exhibit B as soon as practicable following the Grant Date.

2.2                               Exercise Price.  The exercise price per share of the shares of Stock subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3                               Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE 3.

PERIOD OF EXERCISABILITY

3.1                               Commencement of Exercisability.  Subject to Sections 3.2, 3.3, 5.8 and 5.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

3.2                               Duration of Exercisability.  The Option shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3                               Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                 The expiration date set forth in the Grant Notice;

(b)                                 Except as the Administrator may otherwise approve, in the event of Participant’s Termination of Service other than for Cause (as defined below) or by reason of Participant’s death or disability, the expiration of three (3) months from the date of Participant’s Termination of Service;

(c)                                  Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or disability; or

(d)                                 Except as the Administrator may otherwise approve, upon Participant’s Termination of Service for Cause.

(e)                                  Except as the Administrator may otherwise approve, the date the Optionee has violated any of the restrictive covenants set forth herein or any applicable, written employment agreement by and between the Company or any of its Affiliates and the Optionee.  To the extent Optionee’s principal place of business as of the Optionee’s Termination of Services is California, any such violation after the Optionee’s Termination of Services shall result in such Termination of Services constituting termination for cause for purposes of California Regulations Code §260.140.41(e).

As used in this Agreement, “Cause” shall mean (a) the Board’s determination that Participant failed to substantially perform his or her duties (other than any such failure resulting from Participant’s disability); (b) the Board’s determination that Participant failed to carry out, or comply with, any lawful and reasonable directive of the Board or Participant’s immediate supervisor; (c) Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any Subsidiary’s) premises or while performing Participant’s duties and responsibilities; or (e) Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any Subsidiary.  Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company (or any Subsidiary), then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

3.4                               Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)                                 The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation)

required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i)                                     by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)                                  by the deduction of such amount from other cash compensation payable to Participant;

(iii)                               with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)                              with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)                                 subject to Section 5.19, with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)                              in any combination of the foregoing.

(b)                                 With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate.  The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the exercise of the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)                                  In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock that are issuable upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises.  Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any shares of Stock to Participant until the foregoing tax withholding obligations are satisfied.

(d)                                 Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Stock.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE 4.

EXERCISE OF OPTION

4.1                               Person Eligible to Exercise.  During the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2                               Partial Exercise.  Subject to Section 6.2, the Option may be exercised in whole or in part at any time prior to the time when the Option or applicable portion thereof becomes unexercisable under Section 3.3 hereof.

4.3                               Manner of Exercise.  Subject to Section 5.7 of the Plan, the Option may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)                                 An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)                                 The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Administrator;

(c)                                  The payment of any applicable withholding tax in accordance with Section 3.4;

(d)                                 Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(e)                                  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4                               Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)                                 Cash or check;

(b)                                 With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(c)                                  Subject to Section 6.19, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(d)                                 Any other form of legal consideration acceptable to the Administrator.

4.5                               Conditions to Issuance of Stock.  The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (A) the admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (D) the receipt by the Company of full payment for such shares of Stock, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof, and (E) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

4.6                               Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until certificates representing such shares of Stock (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account).  No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 14.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such shares of Stock, including, without limitation, the right to receipt of dividends and distributions on such shares.

ARTICLE 5.
[RESTRICTIVE COVENANTS

In consideration of the Company’s grant of this Option, the Optionee hereby makes the covenants and agreements described in this Article 5:

5.1                               Obligation to Maintain Confidentiality.  The Optionee acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries or Affiliates obtained by the Optionee while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s, or such Subsidiaries’ or Affiliates’ business or industry of which the Optionee becomes aware during the period of the Optionee’s employment or service.  Therefore, the Optionee agrees that he or she will not disclose to any unauthorized person, group or entity or use for the Optionee’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of the Optionee’s acts or omissions to act, (b) was known to the Optionee prior to the Optionee’s employment or service with the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.  The Optionee shall use reasonable best efforts to deliver to the Company on the date of his or her Termination of Services, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which the Optionee may then possess or have under his or her control, but excluding financial information of the Company relating to the Optionee’s ownership of shares of Common Stock, which information will nonetheless continue to constitute Confidential Information.

5.2                               Ownership of Property.  The Optionee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by the Optionee (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and the Optionee hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate.  Any copyrightable work prepared in whole or in part by the Optionee in the course of the Optionee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein.  To the extent that any such copyrightable work is not a “work made for hire,” the Optionee hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work.  The Optionee shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after the Optionee’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).  Notwithstanding the foregoing, the Optionee understands that this Agreement does not require assignment of any Work Product to the extent such Work Product qualifies for protection under Section 2870 of the California Labor Code, Section

49.44.140 of the Revised Code of Washington, 765 Illinois Compiled Statutes 1060, Section 44-130 of the Kansas Statutes, or Section 181.78 of the 2010 Minnesota Statutes, the current text of each which is attached hereto as Exhibit C.

5.3                               Third Party Information.  The Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the period of the Optionee’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 5.1 above, the Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with the Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of the Optionee’s acts or omissions to act, (b) was known to the Optionee prior to the Optionee’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

5.4                               Noncompetition and Nonsolicitation.  The Optionee acknowledges that, in the course of the Optionee’s employment, the Optionee will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that the Optionee’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates.  Therefore, the Optionee agrees that:

(a)                                 Noncompetition.  During the Noncompete Period (as defined below), the Optionee shall not, anywhere in the world where the Company or its Subsidiaries or Affiliates conduct or actively propose to conduct business during the Optionee’s employment, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in any business that is engaged in, or plans to be engaged in, the storage and organization retail business (a “Competitive Business”); provided, however, that the Optionee may manage, control, participate in, consult with, be employed by or in any manner engage with an entity which derives less than 5% of its gross revenues from a Competitive Business so long as the Optionee’s responsibilities, activities and contributions in respect of such entity do not directly impact the Competitive Business; provided further that the Optionee may own up to 2% of any class of an issuer’s publicly traded securities. Nothing in this Section 5.4(a) confers upon the Optionee any right to receive severance or obligates the Company to pay any severance to the Optionee in connection with his or her Termination of Services for any reason.  As used in this Agreement, “Noncompete Period” shall mean (i) if Optionee’s principal place of business as of the date of his or her Termination of Services is California, (A) for purposes of Section 5.4(b)(i), the period of Optionee’s employment or services with the Company or any of its Affiliates and the period beginning on the date of Optionee’s Termination of Services for any reason and ending on the first anniversary of the date of such Termination of Services and (B) for all other purposes under this Agreement, the period of Optionee’s employment or services with the Company or any of its Affiliates, and (ii) if Optionee’s principal place of business as of the date of his or her Termination of Services is not California, the period of Optionee’s employment or services with the Company or any of its Affiliates and the period beginning on the date of Optionee’s Termination of Services for any reason and ending on the first anniversary of the date of such Termination of Services.

(b)                                 Nonsolicitation.  During the Noncompete Period, the Optionee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its

Subsidiaries or Affiliates to leave the employ of the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or its Subsidiaries or Affiliates and any employee thereof, and (ii) hire any person who was an employee of the Company or any of its Subsidiaries or Affiliates within 180 days prior to the time such employee was hired by the Optionee, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or Affiliates and with which the Company, its Subsidiaries or Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, its Subsidiaries or Affiliates in the two-year period immediately preceding the Optionee’s Termination of Services with the Company or any of its Subsidiaries or Affiliates.

(c)                                  Enforcement.  If, at the time of enforcement of Section 5.4(a) or (b), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.  The Optionee agrees that because his or her services are unique and the Optionee has access to confidential information, money damages would be an inadequate remedy for any breach of this Article 5.  The Optionee agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article 5, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

5.5                               Non-disparagement.  The Optionee agrees that at no time during his employment by the Company or any of its Subsidiaries or Affiliates or thereafter shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees; provided that the Optionee shall not be required to make any untruthful statement or to violate any law.

5.6                               Forfeiture Upon Violation.  In the event of the Optionee’s violation of any restrictive covenant within this Article 5 or any employment agreement by and between the Optionee and the Company or any of its Affiliates, as determined by the Company, in its sole discretion, then the Optionee shall pay to the Company in cash any financial gain the Optionee realized from exercising all or a portion of the Option.  For purposes of this Section 5.6, “financial gain” shall equal the sum of (a) any excess of the greater of (i) Fair Market Value of the Common Stock on the date of exercise or (ii) the Fair Market Value of the Common Stock as of the time of the Optionee’s sale of the Common Stock, if any, over the Exercise Price, multiplied by the number of shares of Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered) and (b) any and all dividends paid to the Optionee with respect to shares of Common Stock purchased pursuant to the exercise.  By accepting this Option, the Optionee hereby acknowledges, agrees and authorizes the Company to reduce any amounts owed by the Company (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company), by the amounts the Optionee owes to the Company under this Section 5.6.  To the extent such amounts are not recovered by the Company through such set-off, the Optionee agrees to pay such amounts immediately to the Company upon demand.  This right of set-off is in addition to any other remedies the Company may have against the Optionee for the Optionee’s breach of this Agreement or any employment agreement.  The Optionee’s obligations under this Section 5.6 shall be cumulative (but not duplicative) of any similar obligations the Optionee have pursuant to this Agreement or any other agreement with the Company.

5.7                               Acknowledgments.  The Optionee acknowledges that the provisions of this Article 5 are (a) in addition to, and not in limitation of, any obligation of Optionee’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates, (b) in consideration of (i) employment with the Company or any of its Subsidiaries or Affiliates, (ii) the issuance of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement.  In addition, the Optionee agrees and acknowledges that the restrictions contained in Article 5 do not preclude the Optionee from earning a livelihood, nor do they unreasonably impose limitations on the Optionee’s ability to earn a living.  The Optionee agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article 5 outweighs any potential harm to the Optionee of its enforcement by injunction or otherwise.  The Optionee acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Optionee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future.  The Optionee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.]

ARTICLE 6.

OTHER PROVISIONS

6.1                               Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

6.2                               Whole Shares.  The Option may only be exercised for whole shares of Stock.

6.3                               Option Not Transferable.  Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.4                               Adjustments.  Upon the occurrence of certain events relating to the Stock contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments as the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.

6.5                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice that is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise the Option pursuant to Section 4.1 hereof by written notice under this Section 6.5.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.6                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.7                               Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.8                               Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

6.9                               Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

6.10                        Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 6.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6.11                        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.12                        Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of

Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

6.13                        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

6.14                        Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

6.15                        Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

6.16                        Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

6.17                        Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.18                        Broker-Assisted Sales.  In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(c): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

6.19                        Lock-Up; Prohibition on Sales of Shares prior to January 31, 2014.  Notwithstanding anything to the contrary herein, the Participant shall not directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Stock purchased by the Participant upon exercise of the Option (including in connection with a broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or the payment of the exercise price as provided in Section 4.4(c), or in connection with the payment of withholding taxes with respect to, or the exercise price of, any other stock option held by him or her) prior to January 31, 2014.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until such date.

*                                         *                                         *

EXHIBIT B

PARTNER CONSENT

As the undersigned spouse, registered domestic partner or civil union partner (each, a “Partner”) of Participant, I hereby acknowledge that I have read that certain Stock Option Agreement by and between my Partner and the Company and dated as of October 31, 2013 (the “Agreement”), and that I understand its contents.  I am aware that the Agreement imposes certain restrictions on the transfer of the shares of Stock subject to my Partner’s Option.  I agree that my Partner’s interest in the Option and the shares of Stock subject to such Option are subject to the Agreement and any interest I may have in such Option and the shares of Stock subject to such Option shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing the Agreement and the Plan that I will waive such right.

Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Agreement.

Partner

Witness

[EXHIBIT C

Section 2870 of the California Labor Code

As of the date of this Agreement, Section 2870 of the California Labor Code is as follows:

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                 Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                 Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Section 49.44.140 of the Revised Code of Washington

As of the date of this Agreement, 49.44.140 of the Revised Code of Washington is as follows:

(1)                                 A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2)                                 An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3)                                 If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work preformed [performed] by the employee for the employer.

765 Illinois Compiled Statutes 1060

As of the date of this Agreement, 765 Illinois Compiled Statutes 1060 is as follows:

(1)                                 A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

(2)                                 An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3)                                 If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

Section 44-130 of the Kansas Statutes

As of the date of this Agreement, Section 44-130 of the Kansas Statutes is as follows:

(a)                             Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1)   The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2)   the invention results from any work performed by the employee for the employer.

(b)   Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c)   If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1)   The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2)   the invention results from any work performed by the employee for the employer.

(d)   Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

Section 181.78 of the 2010 Minnesota Statutes

As of the date of this Agreement, Section 181.78 of the 2010 Minnesota Statutes is as follows:

Subdivision 1.                                    Inventions not related to employment.

Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

Subdivision 2.                                    Effect of subdivision 1.

No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.

Subdivision 3.                                    Notice to employee.

If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.]